Employment Agreement

This Employment Agreement (the "Agreement") is entered into by and between Mercurity Fintech Holding Inc. ("MFH" or the "Company"), a company listed on Nasdaq under the ticker symbol “MFH”, and Wilfred Daye (the "Employee"). The Company's principal office is 1330 Ave of Americas, Fl 33rd A, New York, NY 10019.

WHEREAS, MFH desires to employ Wilfred Daye as its Chief Strategy Officer ("CSO") to assist with the expansion of company resources, provide strategic guidance for innovative business directions, and advising on long-term corporate growth; and

WHEREAS, MFH also desires Wilfred Daye to serve as the Chief Executive Officer ("CEO") of one of its subsidiaries, a FINRA-registered broker-dealer, currently anticipated to be JVDA, LLC, to oversee operations, manage team members, expand investment banking networks, and enhance sales and institutional client bases; and

WHEREAS, the Employee agrees to accept such employment and perform such duties under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. Employment and Duties

1.1 Position as Chief Strategy Officer (CSO)

The Employee will serve as the full-time Chief Strategy Officer of MFH. In this capacity, the Employee’s responsibilities include but are not limited to:

- Developing and executing strategies for resource expansion,
- Providing guidance on innovative business directions and initiatives,
- Identifying new market opportunities and developing strategic partnerships,
- Advising on long-term corporate growth and sustainability strategies, and
- Collaborating with other executive team members to align goals and implement strategic objectives.

1.2 Position as Chief Executive Officer (CEO) of JVDA, LLC

The Employee will also serve as the Chief Executive Officer of JVDA, LLC, or such other subsidiary of the Company that is a FINRA-registered broker-dealer. In this capacity, the Employee’s responsibilities include but are not limited to:

- Setting up a comprehensive operational system for JVDA, LLC, including KYC, and AML,
- Establishing internal policies and procedures to ensure compliance with all FINRA and SEC regulatory requirements. Expanding the investment banking network and establishing relationships with institutional clients,
- Recruiting, training, and mentoring broker-dealer team members to build a high-performing workforce,
- Driving revenue growth through increased sales efforts and client acquisition,
- Developing a robust investment banking framework that includes deal structuring, underwriting, and advisory services for companies,
- Providing leadership and direction to achieve the subsidiary's business objectives, and
- Monitoring market trends and competitive dynamics to identify growth opportunities for JVDA, LLC.

Work Commitment: The Employee agrees to dedicate a minimum of twenty-five (25) hours per week to fulfilling the responsibilities associated with the Chief Executive Officer role at JVDA, LLC. Any significant deviations from this commitment must be approved in writing by the Company's Board of Directors. The Employee may engage in secondary employment, provided such employment is approved in advance in writing by the Company's chief executive officer or other authorized representative. Approval will not be unreasonably withheld, provided the secondary employment does not interfere with the Employee's duties at the Company and JVDA, LLC or create a conflict of interest.

To mitigate personal liability, the Company shall provide adequate resources, including a dedicated compliance officer, legal counsel, and training, to support adherence to all regulatory requirements. Additionally, the Employee shall not be personally liable for regulatory breaches resulting from actions outside their direct control.

The Employee shall be classified as a W-2 employee of the Company for all purposes, including taxation, benefits, and employment law compliance. The Company shall withhold all applicable federal, state, and local taxes from the Employee's compensation, including but not limited to income taxes, Social Security taxes, and Medicare taxes. The Employee shall not be considered an independent contractor or any other non-employee status.

2. Term of Employment

The Employee's employment under this Agreement will commence on February 1, 2025 and remain in effect for a term of one (1) year (the "Initial Term").

This Agreement will automatically renew for additional one (1) year terms unless either party provides written notice of non-renewal at least thirty (30) days prior to the expiration of the then-current term.

Upon each renewal term, the Company and the Employee shall review and renegotiate compensation terms, including equity and bonuses, in good faith.

3. Compensation

3.1 Equity Compensation

As compensation for the services provided under this Agreement, the Employee shall receive 100,000 shares of MFH restricted ordinary shares (the "Compensation Shares") to be vested over a one-year period, issued and received in equal monthly installments.

3.2 Additional Benefits

The Employee will be eligible for standard company benefits in accordance with MFH's policies and practices, including but not limited to health insurance, retirement plans, and paid time off, as applicable.

3.3 Reimbursement of Expenses

The Company will reimburse the Employee for all reasonable and necessary business expenses incurred in the performance of their duties, subject to the Company's expense reimbursement policy.

4. Confidentiality and Non-Disclosure

The Employee agrees to maintain the confidentiality of all proprietary information and trade secrets of the Company and its subsidiaries. This obligation survives the termination of this Agreement.

5. Termination

5.1 Termination for Cause

The Company may terminate this Agreement for cause immediately upon written notice. Cause includes, but is not limited to, gross misconduct, breach of fiduciary duties, or material breach of this Agreement.

5.2 Termination Without Cause

Either party may terminate this Agreement without cause upon thirty (30) days' written notice to the other party. In the event of termination without cause by the Company, the Employee shall receive one (1) month's base salary as severance and retain any vested Compensation Shares. Otherwise, the Employee shall not receive any severance payments.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7. Entire Agreement

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, regarding such subject matter. Any amendments to this Agreement must be made in writing and signed by both parties.

8. Dispute Resolution

Any controversy or claim arising out of or relating to this employment agreement shall be settled by arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

[The signature page is as follows.]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

Mercurity Fintech Holding Inc.

By: ______________________

Name: Shi Qiu

Title: CEO

Date: 1/30/2025

Wilfred Daye

Signature: ______________________

Date: 1/30/25